                              THE BENCHMARK FUNDS


             AMENDMENT NO. 15 TO AGREEMENT AND DECLARATION OF TRUST


     WHEREAS, Section 4.1 of the Agreement and Declaration of Trust dated July 15, 1982, as amended, (the "Declaration") of The Benchmark Funds (the "Trust") provides that the Declaration may be amended to establish and designate new Series of Units by an instrument in writing executed by a majority of the Trustees of the Trust and setting forth such establishment and designation and the relative rights and preferences of such Series;

     NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust hereby:

     (1) amend the Declaration by designating and establishing an additional Series of Units (the "Additional Series") to be known as "International Equity Index Portfolio Units". Except as otherwise provided for below with respect to Units of a particular Subseries of the Additional Series, all Units of the Additional Series shall be identical and shall have the relative rights and preferences set forth in Subsections (a) through (k) of Section 4.2 of the Declaration;

     (2) amend the Declaration by designating and establishing four Subseries, respectively Subseries A, B, C and D, within the Additional Series. Units of a particular Subseries of the Additional Series shall also be Units of that Series under the Declaration. Pursuant to Section 4.1 of the Declaration, Units of each respective Subseries shall have the following relative rights and preferences:

          (a) Liabilities belonging to Subseries.  Each Subseries of the
              ----------------------------------
     Additional Series shall bear a pro rata portion of the "liabilities belonging to" such Additional Series. In addition, to the extent permitted by rule or order of the Securities and Exchange Commission and as may be from time to time determined by the Board of Trustees (whether or not Units of a particular Subseries affected are issued and outstanding):

               (i) Subseries A Units of the Additional Series and no other Subseries established hereby shall bear such expenses, costs, charges and reserves as the Board of Trustees may from time to time determine are directly attributable to such Units and which should therefore be borne solely by such Units;

               (ii) Subseries B Units of the Additional Series and no other Subseries established hereby shall bear (1) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Trust which expenses are incurred for services by the institutions exclusively for beneficial Unitholders of such Subseries B, (2) expenses and liabilities arising from transfer agency services that the Board of Trustee may from time to time determine are directly attributable to such Subseries B Units, and (3) such other expenses, costs, charges and reserves as the Board of Trustees may from time to time determine are directly attributable to such Subseries B Units and which should therefore be borne solely by such Units;

               (iii) Subseries C Units of the Additional Series and no other Subseries established hereby shall bear (1) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Trust which expenses are incurred for services by the institutions exclusively for beneficial Unitholders of such Subseries C, (2) expenses and liabilities arising from transfer agency services that the Board of Trustees may from time to time determine are directly attributable to such Subseries C Units, and (3) such other expenses, costs, charges and reserves as the Board of Trustees may from time to time determine are directly attributable to such Subseries C Units and which should therefore be borne solely by such Units;

             (iv) Subseries D Units of the Additional Series and no other Subseries established hereby shall bear (1) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Trust which expenses are incurred for services by the institutions exclusively for beneficial Unitholders of such Subseries D, (2) expenses and liabilities arising from transfer agency services that the Board of Trustees may from time to time determine are directly attributable to such Subseries D Units, and (3) such other expenses, costs, charges and reserves as the Board of Trustees may from time to time determine are directly attributable to such Subseries D Units and which should therefore be borne solely by such Units;

          The expenses and liabilities set forth in subparagraphs (i), (ii),
     (iii) and (iv) are sometimes referred to collectively as "special Subseries liabilities" and individually as a "special Subseries liability";

          (b) Dividends.  Dividends and distributions on Units of a particular
              ----------
     Subseries of the Additional Series may be paid to the holders of Units of that Subseries after providing for any actual and accrued liabilities belonging to that Series and any special Subseries liability with respect to that Subseries. To the extent that the Trustees determine to pay such a dividend or distribution which provides for a special Subseries liability with respect to a particular Subseries, it shall be distributed pro rata to the holders of that Subseries in proportion to the number of Units of that Subseries held by them at the date and time of record established for the payment of such dividend or distribution, except that in connection with any dividends or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Units as to which the Unitholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure;

          (c)  Liquidation.  In the event of liquidation or dissolution of the
               ------------
     Trust, the Unitholders of each Subseries of the Additional Series shall be entitled to receive, as a Subseries, when and as declared by the Trustees, the excess of the assets belonging to that Additional Series over the liabilities belonging to that Series and any special Subseries liabilities with respect to that Subseries. The assets so distributable to the Unitholders of any particular Subseries of the Additional Series shall be distributed among such Unitholders in proportion to the number of Units of that Subseries held by them and recorded on the books of the Trust;

          (d) Voting.  On each matter submitted to a vote of the Unitholders,
              -------
     each holder of a Unit shall be entitled to one vote for each such Unit standing in his name on the books of the Trust irrespective of the particular Series or Subseries thereof and all Units of all Series and any Subseries thereof shall vote as a single class ("Single Class Voting"); provided however, that (i) as to any matter with respect to which a separate vote of any Series or Subseries of the Additional Series is required by the 1940 Act or would be required under the Massachusetts Business Corporation Law if the Trust were a Massachusetts business corporation, such requirements as to a separate vote by that Series or Subseries shall apply in lieu of Single Class Voting described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more Series or Subseries, then, subject to
     (iii) below, the Units of all other Series and any Subseries shall vote as a single class; and (iii) as to any matter which does not affect the interest of all Unitholders of the Additional Series thereof, only the Unitholders of the one or more affected Subseries shall be entitled to vote;

          (e) Redemption by Unitholder.  Each holder of Units of a particular
              -------------------------
     Subseries of the Additional Series shall have the right at such times as may permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of his Units of that Subseries at a redemption price equal to the net asset value per Unit of that Subseries next determined in accordance with paragraph (g) below after the Units are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in securities or other assets belonging to the Series of which the Units being redeemed are a part at the value of such securities or assets used in such determination of net asset value;

          (f) Redemption by Trust.  Each Unit of each Subseries of the
              --------------------
     Additional Series is subject to redemption by the Trust at the redemption price which would be applicable if such Unit was then being redeemed by the Unitholder pursuant to paragraph (e) above at any time if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Units, or any Series or Subseries of a particular Additional Series thereof, of the Trust, and upon such redemption the holders of the Units so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price. In addition, the Trustees, in their sole discretion, may cause the Trust to redeem all of the Units of one or more Subseries of the Additional Series held by (a) any Unitholder if the value of such Units held by such Unitholder is less than the minimum amount established from time to time by the Trustees or (b) all Unitholders if the value of such Units held by all Unitholders is less than the minimum amount established from time to time by the Trustees;

          (g) Net Asset Value.  The net asset value per Unit of a particular
              ----------------
     Subseries of the Additional Series shall be the quotient obtained by dividing the value of the net assets of that Subseries (being the assets belonging to the Additional Series less the liabilities belonging to the Series and less any special Subseries liabilities with respect to that Subseries) by the total number of Units of that Subseries outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time;

          (h) Equality.  All Units of each Subseries of the Additional Series
              ---------
     shall represent an equal proportionate interest in the assets belonging to such Additional Series (subject to the liabilities belonging to that Series and any special Subseries liabilities with respect to that Subseries), and each Unit of any particular Subseries of the Additional Series shall be equal to each other Unit of that Subseries. The Trustees may from time to time divide or combine the Units of any particular Subseries of the Additional Series into a greater or lesser number of Units of that Subseries without thereby changing the proportionate beneficial interest in the assets belonging to that Subseries or in any way affecting the rights of Units of any other Series or Subseries; and

     (3) determines that pursuant to Section 7.3 of the Declaration the foregoing amendments shall be effective as of the date hereof.


          WITNESS our hands this __________ day of March, 1997.



                              -------------------------------------------------
                              William H. Springer



                              -------------------------------------------------
                              Edward J. Condon, Jr.



                              -------------------------------------------------
                              John W. English



                              -------------------------------------------------
                              James J. Gavin, Jr.



                              -------------------------------------------------
                              Frederick T. Kelsey


                              -------------------------------------------------
                              Richard P. Strubel

STATE OF ILLINOIS:
                  :   SS.
COUNTY OF COOK    :


          Then personally appeared the above mentioned Trustees and acknowledged this instrument to be their free act and deed this __________ day of March, 1997.


                              -------------------------------------------------
                              Notary Public


                              My Commission Expires:
                                                    ---------------------------

                              THE BENCHMARK FUNDS
                             OFFICER'S CERTIFICATE


     The undersigned, Michael J. Richman, the duly elected, appointed and serving Secretary of The Benchmark Funds, hereby certifies that Amendment No. 15 to the Agreement and Declaration of Trust dated July 15, 1982 of The Benchmark Funds, as previously amended, a copy of which is attached hereto, has been duly adopted by the Board of Trustees of said entity and said Amendment No. 15 is effective as of the date hereof.


     Dated this _________ day of March, 1997.



                              -------------------------------------------------
                              Michael J. Richman
                              Secretary of the Trust



STATE OF ILLINOIS:
                  :   SS.
COUNTY OF COOK    :


          Then personally appeared the above-named Michael J. Richman and acknowledged this instrument to be his free act and deed this __________ day of March, 1997.



                              -------------------------------------------------
                              Notary Public


                              My Commission expires:
                                                    --------------------

[Notarial Seal]